Exhibit 3.1

As Amended and Restated as of October 28, 2021

AMENDED AND RESTATED

BY-LAWS

OF

THE GOLDMAN SACHS GROUP, INC.

ARTICLE I

Stockholders

Section 1.1     Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place (if any), either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other business properly brought before the meeting may be transacted at the annual meeting.

Section 1.2     Special Meetings. (a) Special meetings of stockholders may be called at any time by, and only by, (1) the Board of Directors or (2) solely to the extent required by Section 1.2(b), the Secretary of the Corporation. Each special meeting shall be held at such date, time and place (if any) either within or without the State of Delaware as may be stated in the notice of the meeting.

(b)     A special meeting of the stockholders shall be called by the Secretary upon the written request of the holders of record of not less than twenty-five percent of the voting power of all outstanding shares of common stock of the Corporation (the “Requisite Percent”), subject to the following:

(1)     In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called by the Secretary, one or more written requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) stating the purpose of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percent of record holders of common stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must set forth:

(i)     in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information required by the third paragraph of Section 1.11(b);

(ii)     in the case of any matter (other than a director nomination) proposed to be conducted at such Stockholder Requested Special Meeting, the information required by the fourth paragraph of Section 1.11(b); and

(iii)     an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of common stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached.

The Corporation will provide the requesting stockholder(s) with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting. Each requesting stockholder is required to update the notice delivered pursuant to this Section not later than ten business days after such record date to provide any material changes in the foregoing information as of such record date.

In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (i) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) has been dated and delivered to the Secretary within sixty days of the earliest dated of such Special Meeting Requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting stockholder may revoke their or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 1.2(b)(1)(iii)), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Corporation is referred to herein as the “Request Receipt Date”.

(2)     A Special Meeting Request shall not be valid if:

(i)     the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(ii)     the Request Receipt Date is during the period commencing ninety days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;

(iii)     the purpose specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at any meeting of stockholders held within the twelve months prior to the Request Receipt Date; or

(iv)     a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within ninety days of the Request Receipt Date.

(3)     A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not more than ninety days after the Request Receipt Date.

(4)     Business transacted at any Stockholder Requested Special Meeting shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Section 1.3     Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place (if any), date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall be deemed to be given (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation; (ii) if sent by electronic mail, when delivered to an electronic mail address at which the stockholder has consented to receive such notice; and (iii) if posted on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting. If given by any other means, notice shall be deemed given as provided by applicable law. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the Delaware General Corporation Law.

Section 1.4     Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, for any reason or no reason, to reconvene at the same or some other place (if any), and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. To the fullest extent provided by law, the Board of Directors may postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders.

Section 1.5     Quorum. At each meeting of stockholders, except where otherwise required by law, the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class or classes of stock entitled to vote on a matter, the meeting of such class or classes may be adjourned from time to time, by the chair of the meeting or by the affirmative vote of the holders of the shares of such class or classes which are present in person or by proxy and entitled to vote thereon, in each case in the manner provided by Sections 1.4 and 1.6 of these by-laws until a quorum of such class shall be so present or represented. Shares of capital stock shall neither be entitled to vote nor counted for quorum purposes if such shares belong to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (iii) any other entity, if a majority of the voting power of such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6     Organization. Meetings of stockholders shall be presided over by a chair of the meeting, who shall be the Chairman of the Board, if any, or in the absence of a Chairman of the Board, the Lead Director, if any, or, in the absence of the Lead Director, a chair of the meeting designated by the Board of Directors, or in the absence of such designation, by a chair chosen at the meeting. A Secretary, or in the absence of a Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of a Secretary and any Assistant Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting of stockholders without a vote of stockholders and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of the certificate of incorporation, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken. The date and time of the opening of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 1.7     Inspectors. Prior to any meeting of stockholders, the Board of Directors, a Chairman of the Board, the Lead Director, or any officer designated by the Board shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of their duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.8     Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the certificate of incorporation provides for more or less than one vote for any share on any matter, every reference in these by-laws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with a Secretary. Voting at meetings of stockholders need not be by written ballot unless so directed by the chair of the meeting or the Board of Directors. In all matters, unless otherwise required by law, rule or regulation applicable to the Corporation or the certificate of incorporation or these by-laws (including, without limitation, Section 2.2), the affirmative vote of not less than a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter, with all shares of common stock of the Corporation and other stock of the Corporation entitled to vote on such matter considered for this purpose as a single class, shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of not less than a majority (or, in the case of an election of directors, a plurality) of shares present in person or represented by proxy at the meeting by stockholders in that class or classes entitled to vote on such matter shall be the act of such class or classes, except as otherwise required by law, rule or regulation or the certificate of incorporation or these by-laws. For purposes of this Section 1.8, votes cast “for” or “against” and “abstentions” with respect to such matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker nonvotes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

Section 1.9     Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date will be the same date for determining stockholders who are entitled to vote at the meeting unless otherwise specified, and which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date (which shall, unless otherwise specified, be the same date for notice and voting) for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to the action for which a record date is being established. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10     List of Stockholders Entitled to Vote. A Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the municipality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.11     Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation (other than a Stockholder Requested Special Meeting) shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.11 and in Section 1.12, as the case may be.

(b)     For any matter to be properly brought before any annual meeting of stockholders, the matter must be (1) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (2) otherwise brought before the annual meeting by or at the direction of the Board of Directors, (3) brought before the annual meeting in the manner specified in this Section 1.11(b) (i) by a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a director) or (ii) by a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to direct the vote of, such stock on such matter or (4) brought before the annual meeting in accordance with Section 1.12.

In addition to any other requirements under applicable law, the certificate of incorporation and these by-laws, and except as provided in Section 1.12, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a “Stockholder Notice”) shall be delivered to a Secretary at the principal executive office of the Corporation not less than ninety nor more than one hundred and twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of (i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed.

Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at an annual meeting of stockholders pursuant to this Section 1.11 shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the factual information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such person’s signed consent to serve as a director of the Corporation if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and/or beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to direct the vote of such stock for the election of directors at the annual meeting. The Corporation may require any proposed director nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation and to comply with applicable law. If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder’s right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors. The number of nominees a stockholder or Nominee Holder may nominate for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting.

Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director or as provided in Section 1.12) proposed to be brought before an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and/or beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to direct the vote of such stock on the matter proposed at the annual meeting.

As used in these by-laws (other than for purposes of Section 1.12), shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

Notwithstanding any provision of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely under this Section 1.11, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to a Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

(c)     For any matter to be properly brought before a special meeting of stockholders, the matter must be set forth in the Corporation’s notice of such meeting given by or at the direction of the Board of Directors or by the Secretary of the Company pursuant to Section 1.2(a)(ii). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if a Stockholder Notice containing the information required by the third paragraph of Section 1.11(b) hereof shall be delivered to a Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

(d)     For purposes of this Section 1.11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(e)     In no event shall the postponement or adjournment of an annual meeting already publicly noticed or a special meeting, or any announcement thereof, commence a new period (or extend any period) for the giving of notice as provided in this Section 1.11. This Section 1.11 shall not apply to (1) any stockholder proposal made pursuant to, and in compliance with, Rule 14a-8 under the Exchange Act, (2) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to Article FOURTH of the certificate of incorporation are entitled to vote (unless otherwise provided in the terms of such stock), (3) any director nomination pursuant to Section 1.12 or (4) any Stockholder Requested Special Meeting except as specifically provided in Section 1.2(b).

(f)     The chair of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.11 or Section 1.2, as applicable and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

Section 1.12 Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)     Inclusion of Proxy Access Nominee in Proxy Statement. Subject to the provisions of this Section 1.12, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders):

(1)     the name of any person nominated for election (the “Proxy Access Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Nominating Stockholder (as defined below);

(2)     disclosure about the Proxy Access Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

(3)     any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board of Directors (subject, without limitation, to Section 1.12(e)(ii)), if such statement does not exceed 500 words; and

(4)     any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Proxy Access Nominee, including, without limitation, (i) any statement in opposition to the nomination, (ii) any of the information provided pursuant to this Section 1.12 and (iii) any solicitation materials or related information with respect to the Proxy Access Nominee.

For purposes of this Section 1.12, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board or any officer of the Corporation designated by the Board of Directors or a committee of the Board and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Proxy Access Nominee and any other person so long as made in good faith (without any further requirements). The chair of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Proxy Access Nominee has been nominated in accordance with the requirements of this Section 1.12 and, if not so nominated, shall direct and declare at the meeting that such Proxy Access Nominee shall not be considered.

(b)     Maximum Number of Proxy Access Nominees.

(1)     The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Proxy Access Nominees than that number of directors constituting the greater of (i) two or (ii) twenty percent of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this

Section 1.12 (rounded down to the nearest whole number) (the “Maximum Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 1.12(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by (i) Proxy Access Nominees who are subsequently withdrawn, (ii) Proxy Access Nominees that the Board of Directors itself decides to nominate for election at such annual meeting and (iii) the number of incumbent directors of the Corporation who had been Proxy Access Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.

(2)     If the number of Proxy Access Nominees pursuant to this Section 1.12 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Proxy Access Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.12(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Proxy Access Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Proxy Access Nominee will not be included as a Proxy Access Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)     Eligibility of Nominating Stockholder.

(1)     An “Eligible Holder” is a person who has either (i) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 1.12(c) continuously for the three-year period specified in Section 1.12(c)(2) below or (ii) provides to a Secretary of the Corporation, within the time period referred to in Section 1.12(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(2)     An Eligible Holder or group of up to fifteen Eligible Holders may submit a nomination in accordance with this Section 1.12 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Each Eligible Holder or group of up to fifteen Eligible Holders that submits a nomination in accordance with this Section 1.12 and has satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 1.12 is a “Nominating Stockholder”. A group of funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in clauses (i), (ii) or (iii) of this Section 1.2(c)(2). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Holder, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 1.12, including the minimum holding period, shall apply to each individual Eligible Holder comprising the Nominating Stockholder; provided, however, that the Minimum Number shall apply to the ownership of the Nominating Stockholder in the aggregate. Should any Eligible Holder withdraw from a group of Eligible Holders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall only be deemed to own the shares held by the remaining Eligible Holders. As used in this Section 1.12, any reference to a “group” or “group of Eligible Holders” refers to any Nominating Stockholder that consists of more than one Eligible Holder and to all the Eligible Holders that make up such Nominating Stockholder.

(3)     The “Minimum Number” of shares of the Corporation’s common stock means three percent of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(4)     For purposes of this Section 1.12, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (B) purchased by such Eligible Holder or any of its affiliates but the purchase has not yet been settled or closed, (C) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (D) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares within a reasonable period of time and will recall such loaned shares as of the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(5)     No Eligible Holder shall be permitted to be a part of more than one group of Eligible Holders constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, such Eligible Holder shall be deemed to be a member of the group of Eligible Holders that has the largest ownership position as reflected in the Nomination Notice.

(6)     Any Eligible Holder (including each Eligible Holder whose stock ownership is counted as part of a group for the purposes of qualifying as a Nominating Stockholder) whose Proxy Access Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Proxy Access Nominee for the following two annual meetings of stockholders pursuant to this Section 1.12 other than nominating (either individually or as a part of a group constituting a Nominating Stockholder) a Proxy Access Nominee previously nominated and elected pursuant to this Section 1.12 by such Eligible Holder or a group of Eligible Holders of which such Eligible Holder was a member.

(d)     Nomination Notice. To nominate a Proxy Access Nominee, the Nominating Stockholder must, no earlier than one hundred and fifty days and no later than one hundred and twenty days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to a Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if and only if the annual meeting is scheduled for an Other Meeting Date, the Nomination Notice shall be given in the manner provided herein by the later of (x) one hundred and fifty days prior to such Other Meeting Date and (y) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:

(1)     A Schedule 14N (or any successor form) relating to the Proxy Access Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(2)     A written notice of the nomination of such Proxy Access Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(i)     the information required with respect to the nomination of directors pursuant to Section 1.11(b) of these by-laws;

(ii)     the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(iii)     a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(iv)     a representation and warranty that the Proxy Access Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(v)     a representation and warranty that the Proxy Access Nominee:

(A)     is not aware of any direct or indirect relationship the Proxy Access Nominee has with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Policy Regarding Director Independence Determinations as most recently published on its website and otherwise qualifies as independent under the bright-line rules of the primary stock exchange on which the Corporation’s securities are traded;

(B)     is not aware of any information that would make the Proxy Access Nominee fail to meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s securities are traded;

(C)     is not aware of any information that would make the Proxy Access Nominee fail to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(D)     is not aware of any information that would make the Proxy Access Nominee fail to be an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and

(E)     is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Proxy Access Nominee;

(vi)     a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.12(c) and has provided evidence of ownership to the extent required by Section 1.12(c)(1);

(vii)     a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 1.12(c) through the date of the annual meeting and currently intends in good faith to continue to hold the Minimum Number of shares for at least one year following the annual meeting; provided, however, that any Nominating Stockholder that is a registered open-end mutual fund under the Investment Company Act of 1940, and that seeks to replicate an index, will not violate this requirement as a result of changes to its common stock holdings in response to changes in the index or weightings of the securities in the index;

(viii)     a statement detailing whether the Proxy Access Nominee is experienced in matters of risk management for purposes of Regulation YY of the Federal Reserve Board;

(ix)     details of any position of the Proxy Access Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(x)     details of any relationship between the Proxy Access Nominee and any entity that would require disclosure on Schedule 13D as if the Proxy Access Nominee was required to file a Schedule 13D with respect to the company;

(xi)     details of any shares of the Corporation owned by the Proxy Access Nominee that are (A) pledged by the Proxy Access Nominee or otherwise subject to a lien, charge or other encumbrance or (B) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Proxy Access Nominee, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Proxy Access Nominee’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Proxy Access Nominee;

(xii)     details of any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation;

(xiii)     a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to its Proxy Access Nominee or any nominee of the Board of Directors;

(xiv)     a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Proxy Access Nominee at the annual meeting;

(xv)     if desired, a statement for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and

(xvi)    in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all such Eligible Holders of one Eligible Holder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(3)     An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Holder in that group) agrees:

(i)     to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(ii)     to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(iii)     to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(iv)     to indemnify and hold harmless (jointly with all other Eligible Holders, in the case of a group of Eligible Holders) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 1.12;

(v)     in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any Eligible Holder included in a group), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any Eligible Holder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 1.12(c), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(4)     An executed agreement, in a form deemed satisfactory by the Board of Directors, by the Proxy Access Nominee:

(i)     to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request;

(ii)     that the Proxy Access Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other Corporation policies and guidelines applicable to directors; and

(iii)     that the Proxy Access Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how the Proxy Access Nominee would vote or act on any issue or question as a director.

The information and documents required by this Section 1.12(d) shall be (i) provided with respect to and executed by each Eligible Holder or, in the case of a Nominating Stockholder comprised of a group of Eligible Holders, each Eligible Holder in that group; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or Eligible Holder that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 1.12(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by a Secretary of the Corporation.

(e)     Exceptions.

(1)     Notwithstanding anything to the contrary contained in this Section 1.12, the Corporation may omit from its proxy statement any Proxy Access Nominee and any information concerning such Proxy Access Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Proxy Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Proxy Access Nominee, if:

(i)     the Corporation receives a notice pursuant to Section 1.11(b) of these by-laws that any stockholder intends to nominate a candidate for director at the annual meeting;

(ii)     if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors and other than as permitted by this Section 1.12;

(iii)     the Nominating Stockholder or the designated Eligible Holder that is authorized to act on behalf of the Nominating Stockholder, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 1.12 or the Nominating Stockholder withdraws its nomination;

(iv)     the Board of Directors determines that such Proxy Access Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s by-laws or certificate of incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(v)     the Proxy Access Nominee was nominated for election to the Board of Directors pursuant to this Section 1.12 at one of the Corporation’s two preceding annual meetings of stockholders and either (A) withdrew or became ineligible or (B) received a vote of less than twenty percent of the shares of common stock entitled to vote for such Proxy Access Nominee;

(vi)     the Proxy Access Nominee (A) is an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended or (B) is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, provided, however, that this clause (B) shall apply only so long as the Corporation is subject to compliance with Section 164 of the Dodd-Frank Wall Street Reform and Consumer Protection Act; or

(vii) the Corporation is notified, or the Board of Directors determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.12(c), any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statement not misleading), the Proxy Access Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Proxy Access Nominee under this Section 1.12.

(2)     Notwithstanding anything to the contrary contained in this Section 1.12, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Proxy Access Nominee included in the Nomination Notice, if the Board of Directors determines that:

(i)     such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(ii)     such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person; or

(iii)     the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

ARTICLE II

Board of Directors

Section 2.1     Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or provided in the certificate of incorporation. The number of directors of the Corporation shall be fixed only by resolution of the Board of Directors from time to time. Notwithstanding the foregoing, in the event the holders of any class or series of stock are entitled by the certificate of incorporation to elect one or more directors, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed by resolution of the Board of Directors. Directors need not be stockholders at the time of election or appointment.

Section 2.2     Election; Term of Office; Vacancies. Directors elected at each annual or special meeting of stockholders shall hold office until the next annual meeting of stockholders, and until their successors are elected and qualified or until their earlier resignation or removal. Subject to the terms of any one or more series of Preferred Stock, each director shall be elected by a majority of the votes cast for or against the director at any meeting for the election of directors, provided that if the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. If an incumbent director is nominated at an annual meeting of stockholders but is not elected, the director shall immediately tender their resignation to the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors (other than any directors elected in the manner described in the next sentence) or from any other cause shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Subject to the terms of any one or more series of Preferred Stock, whenever the holders of any class or classes of stock or series thereof are entitled by the certificate of incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by, and only by, a majority of the directors elected by such class or classes or series then in office, or by the sole remaining director so elected. Subject to the terms of any one or more series of Preferred Stock, any director elected or appointed to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders, and until their successor is elected and qualified or until their earlier resignation or removal.

Section 2.3     Regular Meetings. Regular meetings of the Board of Directors may be held at such places (if any) within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4     Special Meetings. Special meetings of the Board of Directors may be held at any time or place (if any) within or without the State of Delaware whenever called by the Board, by a Chairman of the Board, if any, by a Vice Chairman of the Board, if any, by a Chairperson of the Corporate Governance and Nominating Committee, if any, by a Lead Director, if any, by a Chief Executive Officer, if any, by a President, if any, by a Chief Operating Officer, if any, or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5     Participation in Meetings by Remote Communication Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone, video or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6     Quorum; Vote Required for Action. Unless the certificate of incorporation or these by-laws provide otherwise, at each meeting of the Board of Directors, a majority of the number of directors equal to (i) the total number of directors fixed by resolution of the board of directors (including any vacancies) plus (ii) the number of directors elected by a holder or holders of Preferred Stock voting separately as a class, as described in the fourth paragraph of Article EIGHTH of the certificate of incorporation (including any vacancies), shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members or a majority of the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

Section 2.7     Organization. Meetings of the Board of Directors shall be presided over by a Chairman of the Board, if any, or in the absence of a Chairman of the Board, by a Lead Director, if any, or in the absence of a Lead Director, by a chair chosen at the meeting. A Secretary, or in the absence of a Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of a Secretary and any Assistant Secretary the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8     Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, then in office consent thereto in writing, including by electronic transmission. After an action is taken, the consent or consents shall be filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

Section 2.9     Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

Section 2.10     Director Resignation and Removal. (a) Any director may resign at any time upon notice in writing, including by electronic transmission, to the Board of Directors or to a Chairman of the Board, a Lead Director, a Chairperson of the Corporate Governance and Nominating Committee or a Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein (and except for a resignation described in Section 2.10(b) below), no acceptance of such resignation shall be necessary to make it effective. No director may be removed except as provided in the certificate of incorporation.

(b)     In the case of a resignation required to be tendered under Section 2.2 of these by-laws, the Board of Directors will determine, through a process managed by the Corporate Governance and Nominating Committee and excluding the incumbent director in question, whether to accept the resignation at or before its next regularly scheduled Board meeting after the date of the meeting for the election of directors. Absent a significant reason for the director to remain on the Board of Directors, the Board shall accept the resignation. The Board’s decision and an explanation of any determination not to accept the director’s resignation shall be disclosed promptly in a Form 8-K filed with the United States Securities and Exchange Commission.

ARTICLE III

Committees

Section 3.1     Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval (other than the election or removal of directors) or (ii) adopting, amending or repealing these by-laws.

Section 3.2     Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1     Officers; Election or Appointment. The Board of Directors shall take such action as may be necessary from time to time to ensure that the Corporation has such officers as may be necessary under the Delaware General Corporation Law. In addition, the Board of Directors at any time and from time to time may elect (i) one or more Chairmen of the Board and/or one or more Vice Chairmen of the Board from among its members, (ii) one or more Chief Executive Officers, one or more Presidents,    one or more Chief Operating Officers, and/or one or more Chief Financial Officers (iii) one or more Vice Presidents, one or more Treasurers and/or one or more Secretaries and/or (iv) one or more other officers, including, without limitation, Assistants or Deputies to any position, in the case of each of (i), (ii), (iii) and (iv) if and to the extent the Board deems desirable. The Board of Directors may give any officer such further designations or alternate titles as it considers desirable. In addition, the Board of Directors at any time and from time to time may authorize any officer of the Corporation to appoint one or more officers of the kind described in clauses (iii) and (iv) above. Any number of offices may be held by the same person and directors may hold any office unless the certificate of incorporation or these by-laws otherwise provide.

Section 4.2     Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing or authorizing the appointment of any officer, each officer shall hold office until their successor is elected or appointed and qualified or until their earlier resignation or removal. Any officer may resign at any time upon notice in writing, including by electronic transmission, to the Board or to such person or persons as the Board may designate. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any officer authorized by the Board to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting or by an officer authorized by the Board to appoint a person to hold such office.

Section 4.3     Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. A Secretary or such other officer appointed to do so by the Board shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of their duties.

ARTICLE V

Stock

Section 5.1     Certificates; Uncertificated Shares. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers, which shall include, without limitation, a Chairman or Vice Chairman of the Board, a President or Vice President, a Chief Executive Officer, a Chief Financial Officer, a Chief Legal Officer or General Counsel, a Treasurer or Global Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary, representing the number of shares of stock in the Corporation owned by such holder. In case any officer, transfer agent or registrar who has signed a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise provided by law or these by-laws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 5.2     Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

Section 6.1     Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.2     Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3     Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof (including by electronic transmission), signed or given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.4     Indemnification. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a member of the Board of Directors of the Corporation, an officer of the Corporation appointed by resolution of the Board of Directors, or a member of the Shareholders’ Committee acting pursuant to the Amended and Restated Shareholders’ Agreement, dated as of May 7, 1999, among the Corporation and the Covered Persons listed on Appendix A thereto, as amended from time to time. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve in such capacity. In addition, the rights provided to any person by this by-law shall survive the termination of such person as any such member or officer. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Notwithstanding anything contained in this Section 6.4, except for proceedings to enforce rights provided in this Section 6.4, the Corporation shall not be obligated under this Section 6.4 to provide any indemnification or any payment or reimbursement of expenses to any person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board of Directors.

To the extent authorized from time to time in a resolution adopted by the Board of Directors (including a resolution authorizing officers of the Corporation to grant such rights), the Corporation may provide to any one or more persons, including without limitation any employee or other agent of the Corporation, or any director, officer, employee, agent, trustee, member, stockholder, partner, incorporator or liquidator of any subsidiary of the Corporation or any other enterprise, rights of indemnification and/or to receive payment or reimbursement of expenses, including attorneys’ fees, with any such rights subject to the terms, conditions and limitations established pursuant to the Board resolution. Nothing in this Section 6.4 shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to any person otherwise than pursuant to this Section 6.4.

Section 6.5     Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity in which one or more of its directors or officers serve as directors, officers, trustees or in a similar capacity or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because their votes are counted for such purpose, if: (i) the material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.6     Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method or one or more electronic networks or data bases (including one or more distributed networks) , provided that the records so kept can be converted into clearly legible form within a reasonable time and otherwise be compliant with the requirements of applicable law.

The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.7     Laws and Regulations; Close of Business. (a) For purposes of these by-laws, any reference to a statute, rule or regulation of any governmental body means such statute, rule or regulation (including any successor thereto) as the same may be amended from time to time.

(b) Any reference in these by-laws to the close of business on any day shall be deemed to mean 5:00 P.M. New York time on such day, whether or not such day is a business day.

Section 6.8     Amendment of By-Laws. These by-laws may be amended, modified or repealed, and new by-laws may be adopted at any time, by the Board of Directors. Stockholders of the Corporation may adopt additional by-laws and amend, modify or repeal any by-law whether or not adopted by them, but only in accordance with Article SIXTH of the certificate of incorporation.